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          NEWSEDGE CORP. APPOINTS NEW CHAIRMAN, CEO AND BOARD MEMBERS
            Launches New B2B E-Content Commerce Enablement Strategy

BURLINGTON, Mass.--(March 15, 2000) NewsEdge Corporation (NASDAQ: NEWZ) today
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announced the Cliff Pollan will succeed company founder Donald McLagan as Chief
Executive Officer. Mr. Pollan, previously President and Chief Operating Officer for NewsEdge, also takes a seat on the company's Board of Directors. In addition, Basil Regan and Peter Woodward, both of the investment firm Regan Fund Management, were elected to the Board of Directors.

In other changes, Rory Cowan, President and CEO of LionBridge and a current member of the NewsEdge Board, was appointed Chairman of the Board, and Board members June Rokoff and Ellen Carnahan have resigned along with McLagan. A third Board member representing Regan Fund Management will be nominated to an expanded Board, which will be proposed at the next annual meeting.

"NewsEdge has a strong plan for accelerated growth and is in the capable hands of new leadership," said Mr. Regan, who prior to joining the Board of Directors was the largest institutional shareholder of NewsEdge stock. "The company's position as the leader of electronic business news is the perfect perch to rapidly execute its strategy for content-enabled Internet commerce."

With more than 1,400 enterprise customers, NewsEdge is the leader in subscription-based news services for the business market. According to Mr. Pollan, the company's strengths in refining and personalizing content for use by individual knowledge workers are already creating demand among Global 5000 corporate extranets, portals, vortals, online publishers, B2B exchanges, and major e-tailers forming online commerce relationships with their customers.

"We are taking serious aim at the projected $7 trillion B2B ecommerce market," said Mr. Pollan. "Our installed client base and businesses of every kind are going online with a vengeance, and they are all keenly interested in our content as a way to make their sites more transactional. We understand how content enables commerce, and that is going to be a powerful differentiator for us."

"This push into e-content services and related infrastructure offerings leverages our core strengths and significant presence in the enterprise marketplace, while providing a platform for renewed growth." said Mr. Pollan. "In addition, we have significant financial resources in place to support this effort with over $20 million in cash as reported in our year end 1999 results. Those resources will be supplemented by the $10 million proceeds from the sale of Individual.com."

"Over the last twelve years, NewsEdge has become the clear leader in news value for business," said Don McLagan, retiring Chairman and CEO. "Now is the time for me to transfer the leadership role to Cliff to take the organization into the enormous new opportunities of the B2B Internet economy."
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ABOUT NEWSEDGE CORPORATION
NewsEdge Corporation (Nasdaq: NEWZ) is the leader in global news and current
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awareness solutions for business.  The company's mission is to make news valuable for business by helping people find them most important, relevant stories from an overwhelming volume of daily news and enabling them to act on the most current information possible. NewsEdge's Enterprise unit services approximately 1,400 organizations, including 43 of Business Week's 50 largest global companies with award-winning news and information solutions including NewsEdge Insight, NewsEdge Live, and NewsEdge Review Topics. NewsEdge is headquartered in Burlington, Mass., with sales offices and distributors throughout North America, South America, Europe and Asia. For more information about NewsEdge Corporation, please visit the company's Web site at http://www.newsedge.com
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Except for the historical information contained herein, the matters discussed in this news release may contain forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. RoweCom's or NewsEdge's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in each company's respective
SEC filings.

NEWSEDGE MEDIA CONTACT              NEWSEDGE CONTACT
Deanna Runeman                      Brad Singer
Mullen Public Relations             NewsEdge Corporation
978-468-1155                        781-229-3000
druneman@mullen.com                 brad.singer@newsedge.com